UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 11, 2005

COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16461	63-0868361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68149 Main Street, Blountsville, Alabama	35031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (205) 429-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with Community Bancshares, Inc.’s (the “Company”) private placement of its common stock, par value $0.10 per share (the “Common Stock”), which was completed during the fourth quarter of 2003 and the first quarter of 2004 (the “Private Placement”), the Company issued to certain of the investors in the Private Placement an option (each, an “Option”) to exchange those shares of Common Stock purchased by the investor in the Private Placement (such purchased shares, the “Shares”) for shares of the Company’s designated Series 2003 Noncumulative Preferred Stock (the “Series 2003 Preferred Stock”). Each such Option is evidenced by an Option to Purchase Shares of Series 2003 Preferred Stock of Community Bancshares, Inc., by and between the investor and the Company (each such agreement, an “Option Agreement”), which provides, among other things, that the underlying Option (a) is non-transferable and immediately terminates upon any attempted sale, transfer, conveyance or other disposition of the Option or any interest therein, and (b) expires upon the sale, transfer, conveyance or other disposition of any of the Shares, or any interest therein.

On April 11, 2005, the Company entered into a Waiver (the “Waiver”), pursuant to which the Company and Acadia Fund I, L.P. (“Acadia”) agreed to a one time waiver of the restrictions on transfer set forth in that certain Option Agreement, dated as of December 19, 2003 (the “Acadia Option Agreement”), by and between the Company and Acadia, to permit the sale and transfer (collectively, the “Transfer”) by Acadia, to two third party purchasers (the “Transferees”), of (i) certain of the Shares that Acadia purchased in the Private Placement (such Shares, the “Transferred Shares”), together with (ii) an Option with respect to the Transferred Shares, without terminating the Option evidenced by the Acadia Option Agreement. To effect the Transfer, the Company will cancel the Acadia Option Agreement and will issue new Options to Acadia and each of the Transferees. The new Options will be evidenced by agreements that are identical in all material respects to, and contain the same restrictions on transfer set forth in, the Acadia Option Agreement. The Waiver applies to this Transfer only.

The Company’s Board of Directors presently intends to consider at its next meeting whether to grant a general waiver, similar in effect to the Waiver, with respect to all outstanding Shares, Options and related Option Agreements. If approved and granted, this proposed waiver would permit all of the investors who received Options in the Private Placement to transfer the Shares and Options together, in whole or in part, without terminating the Options and the underlying Option Agreements. The proposed waiver would not, however, permit such investors to transfer any of the Options separately from the related Shares.

Pursuant to General Instruction F to the Securities and Exchange Commission’s Form 8-K, a copy of the Waiver is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by this reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Waiver, dated as of April 11, 2005, granted by Community Bancshares, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.

/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and President

Date: April 11, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Waiver, dated as of April 11, 2005, granted by Community Bancshares, Inc.